Exhibit 5.1

                                December 5, 2001

Scientific Games Corporation
750 Lexington Avenue, 25th Floor
New York, New York 10022

Ladies and Gentlemen:

I am the Vice President and General Counsel of Scientific Games Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with its Registration Statement on Form S-3 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended, relating to the registration of 5,447,588 shares (the "Shares") of the Company's Class A Common Stock, par value $0.01 per share.

For purposes of the opinion expressed in this letter, I have examined the Certificate of Incorporation and By-laws of the Company, records of the corporate proceedings of the Company and such other documents and records of the Company as I have deemed necessary or appropriate as a basis for such opinions. In making my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as photostatic or conformed copies.

I am a member of the Bar of the State of New York and, for purposes of the opinion expressed in this letter, do not hold myself out as expert on, nor am I in rendering the opinion expressed herein passing on, the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based on the foregoing, and having regard to such legal considerations as I have deemed relevant, I am of the opinion that the Shares covered by the Registration Statement have been duly authorized and are (or, in the case of shares issuable upon exercise of certain warrants referred to in the Registration Statement, will be upon issuance in accordance with the terms thereof) legally issued, fully paid and nonassessable.

I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement. In giving such consent I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,


                                          /s/ Martin E. Schloss
                                          ----------------------------------
                                          Martin E. Schloss
                                          Vice President and General Counsel